

                            MEDICAL RESOURCES, INC.

Exhibit 11.  Computation of Shares Used for Earnings Per Share Calculation.

                                                                     Nine Months Ended September 30,
                                                                   -----------------------------------
                                                                       1996                    1995
                                                                   -----------              ----------
Primary earnings per share information:
Net income per consolidated statements of operations               $ 4,749,871              $  508,345
Add:  Interest savings from proceeds of conversion of
      outstanding warrants and exercise of stock options,
      net of minority interest and income taxes
                                                                   -----------              ----------
Net income used to compute primary earnings per share              $ 4,749,871              $  508,345
                                                                   ===========              ==========
Weighted average number of outstanding shares                        9,429,052               7,550,200
Add:  Incremental shares issueable on conversion
      of outstanding warrants, convertible debentures
      and exercise of stock options                                    216,714                  73,800
                                                                   -----------              ----------
Weighted average number of shares outstanding                        9,645,766               7,624,000
                                                                   ===========              ==========
Primary earnings per share                                         $       .49              $      .07
                                                                   ===========              ==========
Fully diluted earnings per share information:
Net income per consolidated statement of operations                $ 4,749,871              $  508,345
Add:  Interest savings from proceeds of conversion of
      outstanding warrants and exercise of stock options,
      net of minority interest and income taxes                        311,000                  59,465
                                                                   -----------              ----------
Net income used to compute fully diluted earnings per share        $ 5,060,871              $  567,810
                                                                   ===========              ==========
Weighted average number of shares outstanding                        9,429,052               7,550,200
Add:  Incremental shares issuable on conversion of
      outstanding warrants, convertible debentures
      and exercise of stock options                                  1,434,800               1,198,800
                                                                   -----------              ----------

Weighted average number of shares outstanding                       10,863,852               8,749,000
                                                                   ===========              ==========

Fully diluted earnings per share                                   $       .47              $      .06
                                                                   ===========              ==========
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


                            MEDICAL RESOURCES, INC.

Exhibit 11.  Computation of Shares Used for Earnings Per Share Calculation.

                                                                      Quarter Ended September 30,
                                                                   ----------------------------------
                                                                      1996                    1995
                                                                   -----------            -----------
Primary earnings (loss) per share information:
Net income (loss) per consolidated statements of operations        $ 1,845,743            ($  256,798)
Add:  Interest savings from proceeds of conversion of
      outstanding warrants and exercise of stock options,
      net of minority interest and income taxes
                                                                   -----------            -----------
Net income (loss) used to compute primary earnings per share       $ 1,845,743            ($  256,798)
                                                                   ===========            ===========
Weighted average number of outstanding shares                       10,919,915              7,998,200
Add:  Incremental shares issuable on conversion of
      outstanding warrants, convertible debentures
      and exercise of stock options                                    347,383                203,800
                                                                   -----------            -----------
Weighted average number of shares outstanding                       11,267,298              8,202,000
                                                                   ===========            ===========

Primary earnings (loss) per share                                  $       .16            ($      .03)
                                                                   ===========            ===========
Fully diluted earnings (loss) per share information:

Net income (loss) per consolidated statement of operations         $ 1,845,743            ($  256,798)
Add:  Interest savings from proceeds of conversion of
      outstanding warrants and exercise of stock options,
      net of minority interest and income taxes                        114,545                 21,611
                                                                   -----------            -----------
Net income (loss) used to compute fully diluted earnings
  per share                                                        $ 1,960,288            ($  235,187)
                                                                   ===========            ===========

Weighted average number of shares outstanding                       10,919,915              7,998,200
Add: Incremental shares issuable on conversion of
     outstanding warrants, convertible debentures
     and exercise of stock options                                   1,773,175              1,290,800
                                                                   -----------            -----------
Weighted average number of shares outstanding                       12,693,090              9,289,000
                                                                   ===========            ===========
Fully diluted earnings (loss) per share                            $       .15            ($      .03)
                                                                   ===========            ===========
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